Exhibit 31.2

CERTIFICATION BY PRINCIPAL FINANCIAL OFFICER

I, Dennis M. McGrath, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of PAVmed Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 24, 2020	By:	/s/ Dennis M. McGrath
Dennis M. McGrath President & Chief Financial Officer (Principal Financial and Accounting Officer)